OMB Approval

                                                              OMB 3235-0145



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  Schedule 13D

                    Under the Securities Exchange Act of 1934
                               (Amendment No.  )*

                      AMERICAN BODY ARMOR & EQUIPMENT, INC.
                                (Name of Issuer)

                                  Common Stock
                         (Title of Class of Securities)

                                   024635 203
                                 (CUSIP Number)


                  (Name, Address and Telephone Number of Person
                Authorized to Receive Notices and Communications)

                               September 21, 1993
                      (Date of Event which Requires Filing
                               of this Statement)

   If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box /_/.

   Check the following box if a fee is being paid with the statement /X/. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

   Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

   *The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

   The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                        (Continued on following page(s))



   SEC 1746 (9-82)

                                       13D
    CUSIP NO. 024635 203



     1   NAME OF REPORTING PERSON
         S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

              Clark-Schwebel Fiber Glass Corp.

     2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*           (a)  /_/
                                                                     (b)  /_/
              N/A

     3   SEC USE ONLY


     4   SOURCE OF FUNDS*
              OO

     5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDING PURSUANT TO ITEMS 2(d)
         or 2(e)                                                          /_/
              N/A

     6   CITIZENSHIP OR PLACE OF ORGANIZATION
              U.S.A.

                             7   SOLE VOTING POWER
          NUMBER OF
            SHARES                    1,804,231
         BENEFICIALLY
                             8   SHARED VOTING POWER
           OWNED BY
             EACH
                                         -0-
          REPORTING
            PERSON           9   SOLE DISPOSITIVE POWER
             WITH                     1,804,231

                            10   SHARED DISPOSITIVE POWER
                                         -0-

    11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
              1,804,231

    12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
         SHARES*                                                          /_/
              N/A

    13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
              40/9%

    14   TYPE OF REPORTING PERSON*
              CO

                      *SEE INSTRUCTIONS BEFORE FILLING OUT!

   Item 1.   Security and Issuer.

        This Schedule 13D relates to 1,804,231 shares of common stock (the "Shares"), of American Body Armor & Equipment, Inc. (the "Company"), a Florida corporation. The principal executive offices of the Company are located at 85 Nassau Place, Fernandina, Florida 32034.

   Item 2.   Identity and Background.

        This Schedule 13D is being filed by Clark-Schwebel Fiber Glass Corp. ("C/S"). C/S is incorporated in New York and its principal business is the manufacturing and distribution of woven fiber glass and other products. C/S's principal business address is 2200 S. Murray Avenue, Anderson, S.C. 29622. C/S's parent company is Springs Industries, Inc. ("Springs"). Springs is incorporated in South Carolina and its principal business is the manufacture of textile, industrial and home furnishing and window covering products. Springs' principal business address is 205 North White Street, Fort Mill, South Carolina 29716. The name, business address, and the present principal occupation or employment of the executive officers and directors of C/S and Springs are set forth on the tables below.

                     EXECUTIVE OFFICERS AND DIRECTORS OF
                       CLARK-SCHWEBEL FIBER GLASS CORP.

                                                     PRESENT PRINCIPAL
                                                       OCCUPATION OR
                                                        EMPLOYMENT,
           NAME              BUSINESS ADDRESS       POSITION WITH SPRING

    Stephen P. Kelbley   205 North White Street   Executive Vice
                         Fort Mill, SC            President of Springs
                                                  and Director of C/S

    Robert W. Sullivan   205 North White Street   Associate General
                         Fort Mill, SC            Counsel of Springs and
                                                  Director of C/S

    C. Powers Dorsett    205 North White Street   Vice President and
                         Fort Mill, SC            General Counsel of
                                                  Springs and Director
                                                  of C/S
    Robert W. Moser      205 North White Street   Executive Vice
                         Fort Mill, SC            President of Springs
                                                  and Chairman of C/S

    William D. Bennison  2200 S. Murray Avenue    President
                         Anderson, SC

    Richard C. Wolfe     2200 S. Murray Avenue    Senior Vice President
                         Anderson, SC

    Marvin B. Fuller     2200 S. Murray Avenue    Vice
                         Anderson, SC             President/Controller
                                                  and Assistant
                                                  Secretary

    James F. Zahrn       205 North White Street   Vice President and
                         Fort Millo, SC           Treasurer of Springs
                                                  and of C/S


                   EXECUTIVE OFFICERS AND DIRECTORS OF
                         SPRINGS INDUSTRIES, INC.

                                                  PRESENT PRINCIPAL
                                                    OCCUPATION OR
                                                     EMPLOYMENT,
           NAME            BUSINESS ADDRESS     POSITION WITH SPRING

    Crandall C. Bowles  2200 S. Murray Avenue  Executive Vice
                        Anderson, SC           President and Director

    John L. Clendenin   1155 Peachtree         CEO of BellSouth
                        Street, NE             Corporation and
                        Suite 2000             Director of Springs
                        Atlanta, GA 30367-
                        6000

    Leroy S. Close      60 Shelter Rock Road   President and CEO of
                        Danbury, CT 06810      Sandlapper Fabrics and
                                               Director of Springs
    Charles W. Coker    One North 2nd Street   Chairman, CEO and
                        Hartsville, SC 29550   Director of Sonoco
                                               Products Company and
                                               Director of Springs

    Walter Y. Elisha    2200 S. Murray Avenue  Chairman, President,
                        Anderson, SC           CEO and Director of
                                               Springs
    Dan M. Krausse      12720 Hillcrest Road   Director and President
                        Dallas, TX 75230       of The Krausse Company
                                               and Director of
                                               Springs

    John M. McArthur    Soldiers Field         Dean of the Faculty of
                        Boston, MA 02163       Harvard University
                                               Graduate School of
                                               Business and Director
                                               of Springs

    Aldo Papone         200 Versey Street,     Senior Advisor,
                        40th Floor             American Express Co.
                        New York, NY 10285-    and Director of
                        4000                   Springs

    Donald S. Perkins   100 North Riverside    Former Chairman of
                        Plaza                  Jewell Companies, Inc.
                        Chicago, IL 60606      and Director of
                                               Springs

    Robin B. Smith      382 Channel Drive      President and CEO of
                        Port Washington, NY    Publishers Clearing
                        10050                  House and Director of
                                               Springs

    Sherwood H. Smith,  P. O. Box 1551         Chairman and CEO of
    Jr.                 Raleigh, NC 27602      Carolina Power & Light
                                               Co. and Director of
                                               Springs

                        P. O. Box 4689         Chairman, President,
                        Clearwater, FL 34618   CEO and Director of
                                               Jack Eckerd
                                               Corporation and
                                               Director of Springs

    C. Powers Dorsett   2200 S. Murray Avenue  Vice President and
                        Anderson, SC           General Counsel of
                                               Springs

    Richard D. Foster   2200 S. Murray Avenue  Vice President-Human
                        Anderson, SC           Resources

    Stephen P. Kelbley  2200 S. Murray Avenue  Executive President
                        Anderson, SC           and Chief Financial
                                               Officer

    Robert W. Moser     2200 S. Murray Avenue  Executive Vice
                        Anderson, SC           President

    Thomas P. O'Connor  2200 S. Murray Avenue  Executive Vice
                        Anderson, SC           President

    John A.B. Palmer    2200 S. Murray Avenue  Vice President
                        Anderson, SC

    Robert L. Thompson  2200 S. Murray Avenue  Vice President-Public
                        Anderson, SC           Affairs

    J. Spratt White     2200 S. Murray Avenue  Sr. Vice President
                        Anderson, SC

    James F. Zahrn      2200 S. Murray Avenue  Vice President and
                        Anderson, SC           Treasurer

   During the last five years, neither C/S, Springs nor, to the best of C/S' knowledge, any of the individuals listed above has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor been a party to any civil proceeding which resulted in any judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

   Item 3.   Source and Amount of Funds or Other Consideration.

        The shares were received pursuant to the Chapter 11 reorganization of the Company. C/S had claims totalling $2,405,774 which were relinquished as part of the reorganization.

   Item 4.   Purpose of Transaction.

        The Shares have been acquired pursuant to a Chapter 11 reorganization of the Company, and are being held for, investment purposes. C/S may acquire additional shares from time to time in the open market based on factors such as the Company's financial condition, results of operations and future prospects, the market value of the Company's common stock, other available investment opportunities, and general economic and market conditions. Depending on such fators, C/S may determine at some time to dispose of all or a portion of the Shares.

        C/S has no present plans or proposals which relate to or would result in:

        (a) The acquisition by any person of additional securities of the Company or the disposition of securities of the Company, except as set forth above;

        (b) An extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving the Company or any of its subsidiaries;

        (c) A sale or transfer of a material amount of assets of the Company or any of its subsidiaries;

        (d) Any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board; except that pursuant to the Company's plan of reorganization three directors are to be designated by the Creditors Committee, and the Creditors Committee has exercised this power and designated Marvin Fuller Vice President/Controller and Assistant Secretary of C/S, as one of the three directors;

        (e) Any material change in the present capitalization or dividend policy of the Company;

        (f) Any other material change in the Company's business or corporate structure;

        (g) Any changes in the Company's charter, bylaws, or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person;

        (h) Causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system or a registered national securities association;

        (i) Causing a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934; or

        (j)  Any action similar to any of those enumerated above.

   Item 5.   Interest in Securities of the Issuer.

        (a) and (b)    Pursuant to Rule 13d-3, C/S is deemed to be the
   beneficial owner of all 1,804,231 Shares which represent 40.9 percent of the 4,415,833 shares of common stock reported by the Company to be outstanding. C/S has sole investment management authority for the investments and accordingly, has sole voting and dispositive power over the Shares. The number of Shares listed in this Item 5 includes only common stock and is exclusive of 992,271 preferred shares held by C/S.
   The preferred stock is convertible into common stock annually at the election of the holder in the event that the issuer defaults in the payment of dividends on the preferred stock, at a conversion price based on the fair market value of the common stock at the time of conversion. One seventh of the preferred stock is convertible into common stock annually at the election of the issuer at a conversion price based on 110% of the fair market value of the common stock at the time of conversion.
   To the best of C/S' knowledge, no executive officer or director of C/S or Springs beneficially owns or has the right to acquire directly or indirectly any of the shares or has effected any transactions in the shares during the last 60 days.

        (c) The following table sets forth the dates, number of shares and per share price for all transactions in the Company's common stock effected by C/S during the past 60 days, all of which consisted of receipt of shares pursuant to Chapter 11 reorganization:

       9/21/93      1,804,231 Shares acquired  Purchase Price - N/A

        (d) Any dividends on the Shares and the proceeds from the sale thereof will be paid to C/S. No other persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Shares.

        (e)  Not applicable.

   Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

        There are no contracts, arrangements, understandings or relationships (legal or otherwise) between C/S, Springs or, to the best of C/S' knowledge, any executive officers or directors of C/S or Springs and any other persons with respect to any securities of the Company, including but not limited to transfer or voting of any securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

   Item 7.   Material to be Filed as Exhibits.

        None

                                    SIGNATURE

        After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth and this statement is true, complete and correct.

                                      Clark-Schwebel Fiber Glass Corp.


                                      By:    /s/ Marvin B. Fuller
                                           Marvin B. Fuller, Vice President

   DATE: September 30, 1993